Exhibit 21.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Borland Software Corporation:

In our opinion, the consolidated balance sheet as of December 31, 2007 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of two years in the period ended December 31, 2007, present fairly, in all material respects, the financial position of Borland Software Corporation and its subsidiaries at December 31, 2007, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for each of the two years in the period ended December 31, 2007 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
March 7, 2008, except for the effects of discontinued operations discussed in Note 2 to the consolidated financial statements, as to which the date is March 5, 2009